Exhibit 10.14

TO:	RAILROAD COMMISSION OF TEXAS	Bond # B005246
Attention: Oil & Gas Division
Permitting/Production, P-5 Financial Assurance Section
	P.O. Box 12967	BLANKET PERFORMANCE BOND	P-5PB(2)
	Austin, TX 78711-2967		rev. 6/2002

THE STATE OF TEXAS, COUNTY OF Harris

WHEREAS, persons performing oil and gas operations within the jurisdiction of the Railroad Commission of Texas are required to execute and file with the Commission a bond covering those operations, pursuant to §91.103 and §91.104 of the Texas Natural Resources Code;

WHEREAS, the Principal named below is the operator of certain Commission-regulated operations including but not limited to (1) operations listed on the Commission’s P-5 Organization Report records, and/or (2) wells listed on the Commission’s Oil and Gas Proration Schedules, and any additional wells that may be obtained prior to the expiration of this bond and carried on the Oil and Gas Proration Schedules;

WHEREAS, the Commission’s P-5 Organization Report records and the Oil and Gas Proration Schedules pertaining to the Principal are incorporated herein by reference as if fully set forth at length;

WHEREAS, the Principal desires to perform oil and gas operations and activities within the jurisdiction of the Commission, and which operations and activities must be carried on in full conformance with all state laws and Commission rules, including those laws and Commission rules, orders, and permits requiring operators to plug and abandon all wells and control, abate, and clean up pollution associated with an operator’s oil and gas operations and activities;

WHEREAS, Principal acknowledges and agrees that, due to amendments to the Texas Natural Resources Code, amendments to Commission Rules, and/or changes to the Principal’s Commission-regulated operations, including without limitation the acquisition of additional wells, it may be required during the effective term of this bond to provide additional financial security beyond the face amount of this bond before its P-5 Organization Report will be accepted and approved.

I. Organization Name, exactly as shown on P-5 Organization Report.	2. P-5 Number, if assigned.	3. Total # of operator’s wells.
Resaca Operating Company	703238	490

4. Other Commission-regulated operations. See bond instruction sheet, Paragraph F. [ Check appropriate operations; example: operating a pipeline = I ]	5. Other operations not included in (A)-(L).	6. Effective Date of P-5 Renewal for which bond is being submitted. (Leave blank if this is the initial bond filing.)

(A) (B) (C) (D) (E) (F)
(G) (H) (I) (J) (K) (L)

We, Resaca Operating Company (person’s name) as Principal, and U.S. Specialty Insurance Company as Surety, duly authorized and qualified to do business in the State of Texas, are held and firmly bound unto the State of Texas in the sum of Two Hundred Fifty Thousand and No/100  Dollars ($ 250,000.000) payable at Austin, Travis County, Texas, and for the payment of which, well and truly to be made, we bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

This bond is conditioned that if the Principal will plug and abandon all wells and control, abate, and clean up pollution associated with its oil and gas operations and activities in accordance with state law and all permits, rules and orders of the Commission, and is in full compliance with the following requirements, then the Principal and Surety are relieved of their obligation to pay the bond amount to the State:

1.          Inactive wells shall be maintained in compliance with Commission Statewide Rule 14 (a) by plugging the wells, (b) by restoring the wells to beneficial use, or (c) so as to prevent the pollution of any ground or surface water in the state or any uncontrolled escape of formation fluids from the strata in which they were originally located.

2.          All active wells shall be maintained so as to prevent the pollution of any ground or surface water in the state or any uncontrolled escape of formation fluids from the strata in which they were originally located.

3.          All oil and gas operations and activities shall be carried out so as to prevent pollution of any ground or surface water in the state.

In the event of a failure of Principal to comply with the conditions and obligations of this bond, the Surety shall promptly remedy such noncompliance, in accordance with the laws of the state and permits, rules, and orders of the Commission, within 60 days of notice of non-compliance.

1.               If any well or other oil and gas operation or activity subject to this bond is likely to pollute or is polluting any ground or surface water or allowing uncontrolled escape of formation fluids from the strata in which they were originally located, the Surety shall expend funds up to the face amount of the bond to control, abate and clean up pollution and to prevent further escape of formation fluids.

2.               If any well or other oil and gas operation or activity subject to this bond is not polluting any ground or surface water or cilowing uncontrolled escape of formation fluids from the strata in which they were originally located, but the Principal has failed to maintain current operator status as reflected on the Commission’s P-5 Organization Report records, the Surety shall:

(a)     Expend funds up to the face amount of the bond to properly plug the well or close any other operation or activity (Surety understands and agrees that plugging or closing operations must be completed once commenced without the expenditure of State Funds, including State Oil- Field Cleanup funds); or

(b)    Pay liquidated damages. It is agreed by the parties that the actual damages which might be sustained by the Railroad Commission of Texas by reason of the failure to comply are uncertain and would be difficult of ascertainment, and it is further agreed that the sum of $2.50 per foot multiplied by the total depth of each non-compliant well, up to the face amount of the bond, would be reasonable and just compensation for such failure to comply, and Surety hereby promises to pay and the Railroad Commission of Texas agrees to accept, at its office in Austin, Travis County, Texas such sum as liquidated damages, and not as a penalty, in the event of such failure to comply.

(over)

3.               Except as provided by Paragraph 2(b) above, if the Commission has expended State Funds to plug any well, to close any other operation or activity, to control, abate and clean up pollution or take any other action to prevent further escape of formation fluids, the Surety shall reimburse the Commission for the amounts of State Funds so expended up to the face amount of the bond.

Sums demanded under this bond shall be paid to the Railroad Commission at Austin, Texas, within thirty days after receipt of written demand therefor, which demand shall be mailed by registered or certified U.S. mail to the address shown below.

Conditions and obligations under this bond are construed in accordance with state law and all permits, rules, and orders of the Commission, including any amendments thereto that may be made during the term of this bond, and Surety waives notice of any amendments. The State of Texas shall have the right to sue on and otherwise enforce the obligations of this bond without first resorting to or exhausting its remedies against the properties and assets of the Principal.

This bond is effective beginning 150 days after the Principal’s P-5 effective date stated in Box 6. If the Principal is filing this bond for the first time, then the bond is effective on the Principal’s P-5 effective date for the first year; thereafter, it will be effective 150 days after the P-5 effective date.

The term of this bond shall expire May 1, 2011 (date must be 150 days after one of the Principal’s annual P-5 expiration dates) and is renewable. Written notice of renewal shall be given by the Surety to the Commission on or before the Principal’s last P-5 filing date prior to the expiration of this bond. Obligations to pay part or all of the bond amount are deemed released upon the expiration date of the bond unless the Commission has made a claim on the bond or an enforcement action against any operations or activities subject to the bond is pending. Principal and Surety may also be relieved of their obligations to pay part or all of the bond amount by written agreement between the Railroad Commission of Texas, Principal, and Surety.

If the bond amount is not paid in accordance with the terms of this bond and if judgment for any part of the bond amount is awarded through action of the Attorney General in bankruptcy, probate, or any other court proceeding, then the State shall be entitled to court costs and reasonable attorney’s fees awarded by the court. Surety’s liability for such costs and fees shall not be limited by the amount of this bond. It is agreed and understood that this bond is executed and performable in Austin, Travis County, Texas, and venue for any cause of action construing this bond is proper in Austin, Travis County, Texas.

A transfer, by any means, of any well covered under this bond does not relieve the Surety of any obligation under this bond until the operator acquiring the well has on file with the Commission an approved form of financial security covering the well. The transferred well remains covered by this bond and the Principal and Surety remain responsible for compliance with all laws and Commission rules covering the transferred well until the Commission determines that the well is covered by proper financial security and the acquiring operator has assumed full responsibility for the well in accordance with all state laws, including §91.107, Texas Natural Resources Code and Commission rules.

IN TESTIMONY WHEREOF, said PRINCIPAL has hereunto subscribed his or her name or has caused this instrument to be signed by its duly authorized officers and its corporate seal to be affixed this 20th day of October 2009.

IN TESTIMONY WHEREOF, said SURETY has caused this instrument to be signed by its duly authorized officers and its corporate seal to be affixed this 1st day of December 2009.

Resaca Operating Company
PRINCIPAL

(seal)	By	/s/ [Illegible], Vice President
NAME & TITLE

U.S. Speciality Insurance Company
SURETY (ATTACH POWER OF ATTORNEY)

(seal)	By	/s/ Edwin H. Frank, III
Edwin H. Frank, III, Attorney-in-Fact
NAME & TITLE

13403 Northwest Freeway, Houston, Texas 77040
SURETY’S FULL MAILING ADDRESS

13403 Northwest Freeway, Houston, Texas 77040
SURETY’S PHYSICAL ADDRESS

P-5PB(2) rev. 6/2002

POWER OF ATTORNEY

AMERICAN CONTRACTORS INDEMNITY COMPANY UNITED STATES SURETY COMPANY U.S. SPECIALTY INSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS: That American Contractors Indemnity Company, a California corporation, United States Surety Company, a Maryland corporation and U.S. Specialty Insurance Company, a Texas corporation (collectively, the “Companies”), do by these presents make, constitute and appoint:

Edwin H.Frank, III or W. Russell Brown, Jr. of Houston, Texas

its true and lawful Attorniey(s)-in-fact, each in their separate capacity if more than one is named above, with full power and authority hereby conferred in its name, place and stead, to execute, ackowledge and deliver any and all bonds, recognizances, undertakings or other instruments or contracts of suretyship to include riders, amendments, and consents of surety, providing the bond penalty does not exceed ****************Three Million************************ Dollars ($**3,000,000.00**). This power of Attorney shall expire without further action on March 18, 2011. This power of Attorney is granted under and by authority of the following resolutions adopted by the Boards of Directors of the Companies:

Be it Resolved, that the president, any Vice-Presedentm, any Assistant Vice-President, any Secretary or any Assistant Secretary shall be and is hereby vested with full power and authority to appoint any one or more suitable persons as Attorney(s)-in Fact to represent and act for and on behalf of the Company subject to the following provisions:

Attorney-in Fact may be given full power and authority for and in the name of and on behalf of the Company, to executy, acknowledge and deliver, any and all bonds, recognizances, contracts, agreements or indemnity and other conditional or obligatory undertakings and any and all notices and documents canceling or terminating the Company’s liability thereunder, and any such instruments so excuted by any such Attorney-in Fact shall be binding upon the Company as if signed by the President and sealed and effected by the Corporate Secretary.

Be it Resolved, that the signature of any authorized officer and seal of the Company heretofore or hereafter affixed to any power of attorney or any certificate relating thereto by facsimile, and any power of attorney or certificate bearing facsimile signature or facsimile seal shall be valid and binding upon the Company with respect to any bond or undertaking to which it si attached.

IN WITNESS WHEREOF, The Companies have caused this instrument to be signed and their corporate seals to be hereto affixed, this 1st day of December, 2009.

AMERICAN CONTRACTORS INDEMNITY COMPANY UNITED STATES SURETY COMPANY U.S. SPECIALTY INSURACE COMPANY

Corporate Seals

	By:	/s/ Daniel P. Aguilar
AMERICAN CONTRACTORS INDEMNITY CO. CALIFORNIA INCORPORATED SEPT 26, 1990 UNITED STATES SURETY COMPANY SEAL U.S. SPECIALTY INSURANCE COMPANY		Daniel P. Aguilar, Vice President

State of California

County of Los Angeles SS:

on December 1, 2009, before me, Deborah Reese, a notary public, personally appeared Daniel P. Aguilar, Vice President of American Contractors Indemnity Company, United States Surety Company and U.S. Specialty Insurance Compay who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS may hand and official seal.

Signature	/s/ [ILLEGIBLE]	(seal)	Deborah Reese Commission # 1726211 Notary Public California Los Angeles County My Comm Expires Mar 18, 2011

I, Jeannie J. Kim, Assistant Secretary of American Contractors Indemnity Company, United States Surety Company and U.S. Specialty Insurance Company, do hereby certify that the above and foregoing is a true and correct copy of a Power of Attorney, executed by said Companies, which is still in full force and effect; furthermore, the resolutions of the Boards of Directors, set out in the Power of Attorney are in full force and effect.

In Witness Whereof, I have hereunto set my hand and affixed the seals of said Companies at Los Angeles, California this 1st day of December, 2009.

Corporate Seals

Bond No. B005246	AMERICAN CONTRACTORS INDEMNITY CO.	/s/ Jeannie J. Kim
Agencey No. #8353	CALIFORNIA INCORPORATED SEPT 26, 1990 UNITED STATES SURETY COMPANY SEAL U.S. SPECIALTY INSURANCE COMPANY	Jeannie J. Kim, Assistant Secretary